SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, For Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[x]  Definitive  Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              eAUTOCLAIMS.COM, INC.
                (Name of Registrant as Specified In Its Charter)
                -------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

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[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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



                              eAUTOCLAIMS.COM, INC.
                               110 E. Douglas Road
                             Oldsmar, Florida 34677
----------------------------------------------------------------------------
                         NOTICE OF CONSENT SOLICITATION
                                November 13, 2003
---------------------------------------------------------------------------

To the Stockholders of eAutoclaims.com, Inc.:

         You are being asked to consider and provide written consent to the following proposals:

         1. To elect four directors to serve until their successors are elected and qualified; and

         2. To approve the appointment of the firm of Goldstein Golub Kessler LLP as the Company's independent auditors for the fiscal year 2004.

         Attached is a consent statement that more fully describes the proposals. Please give this information your careful attention.

         THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT STOCKHOLDERS CONSENT TO THEM.

Please act promptly in marking, signing, and dating the enclosed consent card solicited by your board of directors, and delivering it by facsimile to the Company (813-749-1040) or returning it in the return envelope provided, which requires no postage if mailed in the United States.


         Only stockholders of record at the close of business on the record date set by the Board of Directors, October 31, 2003, are entitled to vote on the proposals.





                                 By order of the Board of Directors



                                 Susan L. Abels
November 13, 2003                Secretary
                              eAUTOCLAIMS.COM, INC.
                              110 East Douglas Road
                             Oldsmar, Florida 34677
--------------------------------------------------------------------------------
                                CONSENT STATEMENT
--------------------------------------------------------------------------------

                            VOTING AND OTHER MATTERS

General

     This Consent Statement and related solicitation materials are being furnished to you in connection with the solicitation of executed consents of the stockholders of eAutoclaims.com, Inc. by the board of directors. This information is being released to stockholders on or about November 13, 2003.



     We are soliciting consents to act upon the following proposals: (i) to elect four directors to serve until their successors are elected and qualified, and (ii) the approval of the appointment of the firm of Goldstein Golub Kessler LLP as independent auditors for the fiscal years 2003 and 2004.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT THE STOCKHOLDERS CONSENT TO THEM.

     Each member of our Board of Directors who owns shares of our Common Stock and certain of our largest stockholders have indicated that they will consent to each of the proposals. These shares total approximately 52% of our outstanding voting stock as of October 31, 2003, the record date for this consent solicitation.

     An explanation of the consent solicitation process, including the date on which consents expire and the revocability of consents is provided in the section of this Consent Statement entitled "Voting Rights and Solicitation."

     A form of consent is enclosed. Stockholders are requested to mark, sign, and date the enclosed form of consent and return it as promptly as possible by facsimile (813-749-1040) or in the envelope provided with these materials, which requires no postage if mailed in the United States or Canada.

Voting Securities and Voting Rights

     Stockholders of record as of the close of business on October 31, 2003, are entitled to vote on the proposals. As of the record date, there were 23,542,200 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), issued and outstanding. Each share is entitled to one vote on all issues requiring a stockholder vote. Directors shall be elected by a plurality of the votes cast.

The Consent Procedures

     The matters being considered by the stockholders are being submitted for action by written consent, rather than by votes cast at a meeting. Section
78.320 of the Revised Statutes of the State of Nevada states that, unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

     Our Board set October 31, 2003 as the record date for this Consent Solicitation. Neither our articles of incorporation nor our bylaws contain any provision or language in any way limiting the right of stockholders to take action by written consent.

Why is eAuto Soliciting Consents as Opposed to Holding an Annual Meeting?

     The Board of Directors believes it would not be in the best interest of eAuto and its stockholders to incur the cost of holding an annual meeting in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an annual meeting of stockholders, and none will be held this year.

What Vote is Required?

     In the case of this consent solicitation, written, unrevoked consents of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote on October 31, 2003, the record date for determining stockholders entitled to express consent to the actions proposed in this solicitation, are required for approval of each proposal.

     These consents must be delivered to us as described above to effect the proposals for which stockholder consents are being solicited.

What If I Sign a Consent But Do Not Indicate My Vote?

     If a shareholder specifies how the consent card is to be voted with respect to the proposals, the consent card will be voted in accordance with that specification. If a shareholder fails to so specify, the consent card will be deemed a consent to each of the proposals.

How Are Abstentions and Broker Non-Votes Treated?

     Consent cards that reflect abstentions, withheld votes, and broker non-votes will be treated as voted for purposes of determining the affirmative vote necessary to approve the proposals. As such, abstentions, withheld votes, and broker non-votes have the effect of votes against the proposals.

What If I Do Not Consent But the Proposal is Still Approved?

     Stockholders who do not consent to the approval of the proposals by execution of the consent card will nonetheless be bound by the proposals if sufficient written consents are received by us to approve the proposals as set forth above. No dissenters' or similar rights apply to stockholders who do not approve the proposals.

How Will Consents Be Solicited?

     We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Consent Statement, the consent, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of consents by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit consents other than by mail.

Can I Revoke My Consent?

     A consent executed by a stockholder may be revoked at any time up until signed unrevoked consents by the holders of a majority of the votes of our Common Stock outstanding on the consent record date have been delivered to us in accordance with the Nevada Revised Statutes. To revoke a consent, a stockholder must deliver a written, signed and dated revocation prior to that time. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The revocation must be delivered to our principal executive offices or any other address provided by us for that purpose.

When Do Consents Expire?

     All consents, regardless of when dated, will expire unless valid, unrevoked consents constituting the requisite number of outstanding shares of our Common Stock are delivered to us on or before 60 days of the earliest dated consent delivered to us.

Delivery of Consent Statement and Annual Report to Households

     The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and Consent Statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report and this Consent Statement.

     If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

     Beneficial owners who reside at a shared address, at which a single copy of the Company's Annual Report and this Consent Statement is delivered may obtain a separate Annual Report and/or Consent Statement without charge by sending a written request to: eAUTOCLAIMS.COM, INC., 110 East Douglas Road, Oldsmar, Florida 34677, Attention: Investor Relations, or by calling the Company at (813) 749-1020. The Company will promptly deliver an Annual Report and Consent Statement upon receipt of such request.

     Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternately, if you want to revoke your consent to householding and receive separate annual reports and Consent statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

Annual Report and Other Matters

     Our Form 10-KSB for the fiscal year ended July 31, 2003, which was mailed to stockholders with or preceding this Consent Statement, contains financial and other information about the Company, but is not incorporated into this Consent Statement and is not to be considered a part of this Consent Statement materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the "Report of the Audit Committee" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     WE WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JULY 31, 2003 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE REPORTS ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS CONSENT STATEMENT.

                            PROPOSAL ONE

                        ELECTION OF DIRECTORS

     A board of four directors is to be elected at the meeting. All of the nominees currently are directors of our company. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

Nominees for Director

         The following table sets forth certain information regarding our directors and nominees for directors.

  Name                     Age      Position
  ----                     ---      --------
  Jeffrey D. Dickson       60       Chairman of the Board
  Eric Seidel              40       President, Chief Executive Officer, Director
  Christopher Korge        49       Director
  Nicholas D. Trbovich     43       Director

Jeffrey D. Dickson:

     Mr. Dickson has been a director and the chairman of our board of directors since June 2000. From May 1997 through November 1999, Mr. Dickson was the president and chief executive officer of First American AMO. From February 1995 through May 1997, Mr. Dickson was the president and chief operating officer of Salex Corporation. Mr. Dickson has served as an executive vice president of the American Bankers Insurance Group and president of Interloc Corp. Mr. Dickson was awarded a Masters of Business Administration degree from Harvard University in 1979.

Eric Seidel:

     Mr. Seidel has been a director and our chief executive officer and president since June 1, 2000. From January 1, 2000 through May 31, 2000, Mr. Seidel was the chief executive officer and president of eAutoclaims, Inc., which was the privately held Delaware corporation, which merged with us. From September 1997 through December 1999, Mr. Seidel was employed as a senior executive officer of First American AMO. From August 1995 through June, 1997, Mr. Seidel was a senior executive at Salex Corporation, where, among other responsibilities, he was responsible for insurance company services. Mr. Seidel is a past president of the U.S. Junior Chamber of Commerce.

Christopher Korge

     Mr. Korge has been a director since June 2000. He is the managing partner at the law firm of Korge & Korge, P.A. in Miami, Florida. He received his J.D. degree from Temple School of Law in 1981 and B.S. in Business Administration, from the University of Florida, in 1977. Mr. Korge's firm represents numerous Fortune 500 corporations. Mr. Korge serves on numerous boards of directors and is a major shareholder in various companies including two housing development companies, and one E commerce company, Intune Group. He is Chairman of Intune. Mr. Korge is Finance Vice Chairman of the Democratic National Committee. He is past Co-Chair of the Democratic National Committee Business Council.

Nicholas D. Trbovich, Jr.

     Mr. Trbovich, Jr., has been a director of eAutoclaims since June 2000. He is a director and vice president of AMEX-listed Servotronics, Inc., President of TSV ELMA, Inc. and TSV Franklinville, Inc. (a Servotronics development subsidiary), Chairman and CEO of Queen Cutlery and CEO and President of Ontario Knife Company, (the U.S. Military's largest supplier of edged tools and survival knives).

DIRECTORS AND EXECUTIVE OFFICERS

         The name, ages and respective positions of the Executive Officers and Directors of the Company are as follows:

         Name                               Age   Position

   Eric Seidel                  40    Chief Executive Officer,
                                      President and Director
   Scott Moore                  42    Chief Financial Officer

   Stacey Adams                 31    Sr. VP of Operations

   Dave Mattingly               45    Chief Information Officer

   Reed Mattingly               34    Executive Vice President

   Jeffrey D. Dickson           60    Chairman of the Board of Directors

   Christopher Korge            49    Director

   Nicholas D. Trbovich, Jr.    43    Director

     Because we are a small company, we are currently dependent on the efforts of a limited number of management personnel. We believe that, given the development stage of our business and the large amount of responsibility being placed on each member of our management team, the loss of the services of any member of this team at the present time would harm our business. Each member of our management team supervises the operation and growth of one or more integral parts of our business.

     The Chief Executive Officer/President is elected and can be removed by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for their term and until their respective successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term.

Business Experience of Executive Officers

     Eric Seidel has been a director and our chief executive officer and president since June 1, 2000. From January 1, 2000 through May 31, 2000, Mr. Seidel was the chief executive officer and president of eAutoclaims, Inc., which was privately held Delaware corporation, which merged with us. From September 1997 through December 1999, Mr. Seidel was employed as a senior executive officer of First American AMO. From August 1995 through June 1997, Mr. Seidel was a senior executive at Salex Corporation; a fleet management company serving Fortune 500 companies, where, among other responsibilities he was responsible for insurance company services. Mr. Seidel is a past president of the U.S. Junior Chamber of Commerce.

     Reed Mattingly, Executive Vice President. Mr. Mattingly was formerly the Chief Operating Officer of eAutoclaims and VP Premier Express Claims prior to its acquisition by eAutoclaims.com in July of 2000. He has 13 years of experience in the automotive insurance services business. Mr. Mattingly currently leads our sales and marketing teams. Mr. Mattingly is responsible for growth in revenue from new and existing clients through the effective marketing and sales of existing eAutoclaims applications and services as well as identification and development of alternative revenue generating opportunities. In the previous position of COO for eAutoclaims.com, he was instrumental in increasing revenue from approximately 15 million to over 30 million in revenues by working directly with national accounts and consistently providing excellent service to clients. He has also built and managed a 24-hour/7 day national claim reporting call center. Companies under his management have been known for a "high-tech, high-touch" approach to personalized customer service. He earned a degree in Business Management from the University of South Carolina.

     Scott Moore, CPA became our Chief Financial Officer on September 11, 2000. Mr. Moore is responsible for the internal and external financial reporting of the Company as well as providing financial insights into business operations. Mr. Moore was previously a partner in the accounting firm of Harper Van Scoik & Company in Clearwater, Florida for approximately 3 years and served as the technical review and quality control partner for the accounting and auditing practice of the firm. Mr. Moore was with the firm for a total of 12 years. Prior to that time Mr. Moore was a senior accountant with Deloitte Haskins & Sells.

     David Mattingly became our Chief Information Officer in June 2002. He had previously held the position of VP IT at eAutoclaims since March of 2001. Mr. Mattingly is responsible for developing new products and keeping the Company's technology on the `cutting edge.' He oversees and manages all eAutoclaims technology projects, inclusive of projects in both Network Administration and Programming departments. Mr. Mattingly also develops and maintains internal intranet applications and processes that form the `backroom' for claim processing. Mr. Mattingly has been in the Computer Technology field for over 22 years. He earned a BS Degree in Electronic Engineering Technology from the State University of New York during his seven-year tour with the United States Air Force. Mr. Mattingly has several other Computer Technology & Engineering degrees and is currently enrolled in Devry University's Keller Graduate School of Management MBA program with a concentration in Information Systems Management.

     Stacey Adams, Sr. Vice President Operations. Ms. Adams has been with eAutoclaims since its inception in December 1999. She is formerly the Operations Manager of the Royal Care Division. She has over 5 years experience in the insurance and technology industries. Prior to eAutoclaims Ms. Adams was with a Senior Customer Account Representative/Account Executive with NetWireless from April 1998 to February 1999, where she provided technical support and marketing support for the customers and sales team. Stacey has earned a bachelor's in communications from Arizona State University and carries agent's license in Property & Casualty Insurance.

Other Key Employees

     In addition to the individuals identified above as "Executive Officers", the following individuals are considered key employees and certain information with respect to these key employees is described below:

     John Prozinski, Vice President Business Development. Mr. Prozinski joined eAutoclaims in August 1998. During his time with eAutoclaims he has also held positions as Regional Sales Manager, National Body Shop Manager, and Director of Consumer Products. In March of 2002 he was promoted to the Vice President of Business Development. From August of 1995 through August of 1998 Mr. Prozinski was a regional sales manager for Ashland, Inc. covering North American and Canadian. He holds a bachelor's degree from St. John's University and is a past president of the United States Junior Chamber of Commerce.

     Larry C. Colton, Controller. Mr. Colton joined eAutoclaims in December 2000. He has over 25 years experience in accounting and finance, having held a variety of positions in several industries. Between December 1997 and December 2000, Mr. Colton was Vice President of an asset management division of Sky Financial Group. He holds a bachelor's degree from Elmhurst College and a Masters of Business Administration degree from Northern Illinois University.

     Mike Probyn, Operations General Manager. Mr. Probyn has been with eAutoclaims for 3 years and is currently serving as our Operations General Manager overseeing the Auditing, Claims and Vendor departments. He formerly served as the Regional Vendor Manager and National Vendor Manager. Prior to working for eAutoclaims, Mr. Probyn was Co-Owner of a Pest Control Company for over 15 years and also Past President of the Florida Junior Chamber of Commerce.

     Ryan Blade, Vice President Information Technology. Mr. Blade joined eAutoclaims in September 2000. He has served as a Technical Support Specialist, a programmer and an IT Department Manager. He was promoted to Vice President Information Technology in May 2003 and oversees the IT Support, Programming and Network Administration departments. Formerly he served thirteen years in the United States Army.

Election

     The Company's Bylaws fix the size of the Board of Directors at no fewer than three and no more than nine members, to be elected annually by a plurality of the votes cast by the holders of Common Stock, and to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation or removal. Currently there are four Committees of the Board of Directors and Meetings

Committees of the Board of Directors and Meetings

     Our Board of Directors held seven (7) meetings during the fiscal year ended July 31, 2003. Each of our directors attended at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2003, and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during fiscal 2003.

Audit Committee

     The Audit Committee, which held four meetings during fiscal 2003 to review the three 10QSBs and one 10KSB, acts on behalf of the Board to oversee all material aspects of the Company's reporting, control and audit functions. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of the business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. In addition, the Audit Committee reviews the adequacy of internal account, financial and operating controls and reviews the Company's financial reporting compliance procedures. During fiscal 2003 Mr. Dickson was Chairman of the Audit Committee. For fiscal 2004 Mr. Korge is Chairman of the Audit Committee and serves with Mr. Trbovich, Jr. and Mr. Dickson. See "Report of the Audit Committee"

Compensation Committee

     The Compensation Committee, which held two meetings during fiscal 2003 to review compensation issues and contracts, administers the Company's Stock Option Plan, establishes the compensation of the Chief Executive Officer and sets policy for compensation of all senior management and directors. The Compensation Committee consists of Mr. Dickson, Mr. Trbovich, Jr. and Mr. Korge. During fiscal 2003, Mr. Dickson served as Chairman of the Compensation Committee. Mr.

Trbovich, Jr. became the Compensation Committee Chairperson effective August 1, 2003. See "Board Compensation Committee Report on Executive Compensation."

Nominating Committee

     The Company does not currently have a standing nominating committee of the Board of Directors.

Committee Interlocks and Insider Participation

     Mr. Dickson, Mr. Korge, and Mr. Trbovich serve as our audit and compensation committee members. None of these individuals are employees. However, Mr. Dickson receives an annual consulting fee of $100,000. Mr. Korge purchased $300,000 of our debentures in 2001, which were converted into 476,190 shares of our common stock and was also issued 1,000,000 warrants exercisable at $.63 in connection with the placement of our debentures in 2001. See "Certain Relationships and Related Transactions". Mr. Trbovich is a director and vice president of Servotronics, Inc., an AM-EX listed issuer. Other than Mr. Trbovich, none of our officers or directors serves on the board or is an officer of any other public company.

Director Compensation

     During the eleven months ended June 30, 2003, the board members were paid $500 plus expenses for each board meeting they attend in person, and $300 for each board meeting they attend via conference call. Each outside director was entitled to $1,250 worth of Common Stock to be issued on a quarterly basis at the fair market value as of the end of each quarter. For the fiscal year ended July 31, 2003 and 2002, we have issued 55,797 and 35,257 shares, respectively, to our outside directors under this arrangement.

     Those outside Directors are also compensated with stock options at various points throughout the year. All these options have an exercise price set at the market value of the stock on the date of the granting of the option. The have an exercise term of five years and vest after one year. For the fiscal year ended July 31, 2003, two outside Directors received 12,500 options each quarter, which were issued on November 8, 2002, January 31, 2003, April 30, 2003 and July 31, 2003 at an exercise prices of $0.23, $0.13, $0.17 and $0.45, respectively, for a total of 100,000 options. For the fiscal year ended July 31, 2002, four directors received 12,500 options on both October 31, 2001 and January 31, 2002 with exercise prices $0.47 and $0.73 each, and three outside directors received 12,500 options on both April, 30 2002 and July 31, 2002 at an exercise prices of $0.51, $0.36, respectively, for a total of 175,000 options. The outside board members will be issued 12,500 options at the end of each quarter at the market value at the end of each quarter as compensation for their services. All these options are exercisable after one year and have terms of five years.

     Starting July 1, 2003 the directors' compensation was raised to be competitive in the industry. The two outside directors received an annual retainer of $25,000 each. This retainer was paid in stock for the fiscal year beginning August 1, 2003. Additionally, the two outside directors will receive $6,000 per year for attending board meetings and $4,000 per committee per year for attending committee meetings. The committee fee is raised to from $4,000 to $8,000 per committee per year if they are the Chairperson for the committee. If they don't attend one or more committee or board meetings their compensation is reduced accordingly.

Code of Ethics

     The Company has adopted a "Code of Business Conduct and Ethics" that applies to all eAuto employees and Board of Directors, including eAuto's principal executive officer and principal financial officer, or persons performing similar functions. A copy of the Company's Code of Business Conduct and Ethics is attached as an exhibit to this annual report on Form 10-KSB. The Company intends to post the Code of Business Conduct and Ethics and related amendments or waivers, if any, on its website at www.eautoclaims.com. Information contained on the Company's website is not a part of this report. Copies of the Company's Code of Business Conduct and Ethics will be provided free of charge upon written request to eAutoclaims.com, Inc., 110 East Douglas Road, Oldsmar, Florida 34677, attention: Scott Moore.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of the Forms 3, 4 and 5 filed during fiscal 2003 the registrant reasonably believes, except as described below, that each person who, at any time during the current fiscal year, was a director, officer, beneficial ownership of more than 10% of our common stock filed the appropriate form on a timely basis with respect to changes in such owner's beneficial ownership of our common stock. Mr. Dickson, our Chairman, was delinquent in filing Form 4s related to the acquisition of 7,954 common shares which occurred on or about September 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows the compensation paid or accrued by us for the fiscal years ended July 31, 2003, 2002 and 2001 to or for the account of our Officers that exceed $100,000.

                                                                                         Long-Term Compensation
                                    Annual Compensation                            Awards         Awards      Payouts      Payouts
----------------------------- ---------- ------------ ---------- --------------- ------------ -------------- ---------- ------------
                                                                                                             Long-Term
                                                                     Other       Restricted    Securities    Incentive      All
Name   of    Individual    &   Fiscal                                Annual         Stock      Underlying      Plan        Other
Principal Position              Year       Salary       Bonus     Compensation     Awards     Options/SARs    Payouts   Compensation
                                                                      (1)
----------------------------- ---------- ------------ ---------- --------------- ------------ -------------- ---------- ------------

Eric Seidel                     2001      $162,835       -0-          -0-            -0-       1,080,000        -0-         -0-
President and                   2002      $249,398     $37,500      $76,311          -0-         182,870        -0-         -0-
Chief Executive Officer         2003      $242,402     $37,500        -0-            -0-         165,000        -0-         -0-

Scott Moore                     2001      $111,539       -0-          -0-            -0-         222,000        -0-         -0-
Chief Financial Officer         2002      $130,726       -0-          -0-            -0-         106,250        -0-         -0-
                                2003      $131,424       -0-          -0-            -0-          80,000        -0-         -0-

Randy Wright (2)                2001      $118,038       -0-          -0-            -0-         120,000        -0-         -0-
Chief Development Officer       2002      $123,718       -0-          -0-            -0-         102,778        -0-         -0-
                                2003       $95,556       -0-          -0-            -0-          30,000        -0-         -0-

Gaver Powers (3)                2001       $98,700       -0-          -0-            -0-         165,000        -0-         -0-
Chief Information Officer       2002      $100,946       -0-          -0-            -0-          99,306        -0-         -0-
                                2003       $45,311       -0-          -0-            -0-           -0-          -0-         -0-

Reed Mattingly                  2001       $95,078       -0-          -0-            -0-          90,000        -0-         -0-
Executive Vice President        2002      $115,932       -0-          -0-            -0-         100,463        -0-         -0-
                                2003      $104,931       -0-          -0-            -0-          30,000        -0-         -0-

Dave Mattingly                  2002      $100,303       -0-          -0-            -0-          66,204        -0-         -0-
Chief Information Officer       2003      $100,185       -0-          -0-            -0-          30,000        -0-         -0-

----------------------------- ---------- ------------ ---------- --------------- ------------ ------------- ---------- -------------

         The cost to us of personal benefits, including premiums for life insurance and any other perquisites, to such executives do not exceed 10% of such executive's annual salary and bonus.

(1) Other annual compensation, including cell phones is less than 10% of the officers' salaries and is therefore not disclosed above.
(2) Mr. Wright resigned in January 2003. (3) Mr. Powers' employment ceased in October 2002.

Option/SAR Grants in Last Fiscal Year

----------------------- ----------------- ------------------- ----------------- --------------------- ---------------------
                                           Percent of Total
                           Number of         Options/SARs
                           Securities          Granted
                           Underlying       to Employees/         Exercise       Fair Market Value
                          Options/SARs        Directors           or Base            At date of            Expiration
Name of Individual        Granted (1)       In Fiscal Year         Price               Grant                  Date
----------------------- ----------------- ------------------- ----------------- --------------------- ---------------------
----------------------- ----------------- ------------------- ----------------- --------------------- ---------------------
Eric Seidel                  40,000              4.4%              $0.15               $0.15               12/21/07
                             50,000              5.5%              $0.10               $0.10                 4/7/08
                             25,000              2.8%              $0.21               $0.21                5/16/08
                             25,000              2.8%              $0.39               $0.39                6/14/08
                             25,000              2.8%              $0.52               $0.52                7/25/08
Scott Moore                  30,000              3.3%              $0.15               $0.15               12/21/07
                             50,000              5.5%              $0.13               $0.13                4/25/08
Randy Wright                 30,000              3.3%              $0.15               $0.15               12/21/07
Reed Mattingly               30,000              3.3%              $0.15               $0.15               12/21/07
Dave Mattingly               30,000              3.3%              $0.15               $0.15               12/21/07

----------------------- ----------------- ------------------- ----------------- --------------------- ---------------------

(1) Except as described in the description of Mr. Seidel's employment contract below, each option granted has a term of 5 years, and vests over three years.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

     The following table provides information with respect to the named officer concerning exercised and unexercised options in fiscal year ended July 31, 2003.

-------------------------------------------------------------------------------------------------------
                                                    Number of Securities         Value of Unexercised
                                                   Underlying Unexercised            In-The-Money
                     Shares                             Options/SARs                 Options/SARs
Name of           Acquired on          Value       at Fiscal Year End (#)       at Fiscal Year End($)
Individual        Exercise (#)     Realized (1)  Exercisable/Unexercisable     Exercisable/Unexercisable
                                                                                              (2)
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Eric Seidel         677,504          $60,200        357,500/165,000                 -0-/$37,000
Scott Moore          81,250           $7,563        139,666 / 187,334               -0-/$25,000
Randy Wright         27,778           $3,611         166,666 / 73,334                $9,000/-0-
Gaver Powers          -0-               -0-            195,973 / 0                  $32,695/-0-
Reed Mattingly       25,463           $3,310         123,334 / 96,666                -0-/$9,000
Dave Mattingly       25,000           $2,107         63,334 / 76,666                 -0-/$9,000

--------------------------------------------------------------------------------------------------------

(1) Value Realized represents the market value of the underlying securities on the exercise date minus the exercise price of such options.
(2) Value Realized represents the market value of the underlying securities on 7/31/03 minus the exercise price of such options.

Employment Contracts and Other Arrangements

     Eric Seidel, President and Chief Executive Officer. On March 27, 2003, the Board of Directors approved an Amended and Restated Employment Agreement with Mr. Seidel. Mr. Seidel agreed to a salary reduction from his last contract in order to assist the Company in meeting its financial goals. His previous agreement specified a salary of $250,000. His new two (2) year agreement specifies an annual base salary of $185,000, effective February 1, 2003 through December 31, 2003. From January 1, 2004 through February 1, 2005, his minimum annual base salary will be $200,000. Mr. Seidel receives bonuses equal to 3% of the Company's earnings before interest, taxes, depreciation and amortization as defined by generally accepted accounting principles (GAAP). Mr. Seidel may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Each month that the Company is profitable on a GAAP basis, He also has the right to receive options to purchase 25,000 shares of our common stock, with a term of five years at a strike price equal to the stock's fair market value at the date of granting. These options vest over the remaining life of his contract. He continues his entitlement to reimbursement of ordinary, necessary and reasonable business expenses incurred in connection with his services. He continues his right to participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverage and other benefits afforded our employees. He is entitled to a $750 per month automobile allowance and $1,000 of personal allowances. He is entitled to 299% of his current base salary if he loses his position, unless he is terminated for cause. This contract supercedes the change of control agreement dated April 9, 2001.

     Reed Mattingly, Executive Vice President - Sales. We entered into an employment agreement with Reed Mattingly. Mr. Mattingly is currently our Executive Vice President in charge of Sales. This agreement was effective May 1, 2003, and has a term of two (2) years. Under this agreement, Mr. Mattingly is entitled to an annual base salary of $110,000 through April 30, 2004, and then $115,500 through April 30, 2005. Mr. Mattingly is entitled to bonus compensation as determined by the Company. Mr. Mattingly may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Mr. Mattingly is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to a $700 per month automobile allowance. During the term of his agreement and for a period of two (2) years after termination of his agreement, Mr. Mattingly is subject to a non-competition and restrictive covenant with us. This agreement supercedes the "Change of Control Agreement" dated April 9, 2001.

     M. Scott Moore, Chief Financial Officer. In March 2003, we entered into an employment agreement with M. Scott Moore, our Chief Financial Officer. This agreement has a term of two (2) years, and commences on May 1, 2003. Under this agreement, Mr. Moore is entitled to an annual base salary of $135,000 through April 30, 2004, and $144,445 through April 30, 2005. Mr. Moore is entitled to bonus compensation as determined by the Company. Mr. Moore may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Mr. Moore is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to an automobile allowance of $400 per month during the term of his agreement. Mr. Moore was issued options to purchase 50,000 shares of our Common Stock at $0.13 per share, which was the fair market value of the closing price of our shares as of the date of his agreement. These options vest in 1/3 installments over each year of employment. These options have a maximum exercise period of 5 years. All his options vest if the contract is not renewed or there is a change in control of the Company. If we elect not to renew this agreement, then he is entitled to nine (9) months severance pay at his then current base salary. Mr. Moore has agreed not to compete with us during the term of this agreement and for a period of two (2) years after termination of this agreement. This agreement supercedes the "Change of Control Agreement" dated April 9, 2001.

     David Mattingly, Chief Information Officer. We entered into an employment agreement with David Mattingly. Mr. Mattingly is currently our Chief Information Officer. This agreement was effective May 1, 2003, and has a term of two (2) years. Under this agreement, Mr. Mattingly is entitled to an annual base salary of $105,000 through April 30, 2004, and then $110,250 through April 30, 2005. Mr. Mattingly is entitled to bonus compensation as determined by the Company. Mr. Mattingly may elect to receive part or his entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Mr. Mattingly is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. He may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverages and other benefits afforded our employees. He is entitled to a $400 per month automobile allowance. During the term of his agreement and for a period of two (2) years after termination of his agreement, Mr. Mattingly is subject to a non-competition and restrictive covenant with us. This agreement supercedes the "Change of Control Agreement" dated April 9, 2001.

     Stacey Adams, Senior Vice President - Operations. We entered into an employment agreement with Stacey Adams. Ms. Adams is currently our Senior Vice President in charge of operations. This agreement was effective May 1, 2003, and has a term of two (2) years. Under this agreement, Ms. Adams is entitled to an annual base salary of $75,000 through April 30, 2004, and then $78,750 through April 30, 2005. Ms. Adams is entitled to bonus compensation as determined by the Company. Ms. Adams may elect to receive part or her entire bonus, if any, in shares of our Common Stock valued at 90% of the then current market value. Ms. Adams is entitled to reimbursement for ordinary, necessary and reasonable business expenses in connection with his services. She may participate in any retirement, medical, dental, welfare and stock options plans, life and disability insurance coverages and other benefits afforded our employees. She is entitled to a $400 per month automobile allowance. During the term of her agreement and for a period of two (2) years after termination of his agreement, Ms. Adams is subject to a non-competition and restrictive covenant with us. This agreement supercedes the "Change of Control Agreement" dated April 9, 2001.

Change of Control Shares

     On March 27, 2003, as part of a employee and board member retention program the Board of Directors voted to grant certain employees (Mr. Seidel is not entitled to participate in the employee retention program) a total of 2,000,000 shares of our common stock or equivalent consideration thereof and the current and future board members 1,000,000 common shares if there is a change in control of greater than 50% ownership of the Company or a sale of all or substantially all it's assets. Only those employees and board members employed or on the board at the time of the change will participate in the compensation.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors administers our Chief Executive Officer's compensation package. The committee reviews, recommends and approves changes to our compensation policies and programs, makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and administers our stock option plans.

     General Compensation Philosophy. Our compensation programs are designed to directly align compensation with our performance and increases in stockholder value as measured by our stock price and to enable us to attract, retain and reward executives and employees needed to accomplish our goals. The committee believes that executive pay should be linked to our overall performance. Therefore, we provide an executive compensation program, which includes base pay, long-term incentive opportunities through the use of stock options, shares and, in some cases, cash bonuses.

     The Compensation Committee is currently evaluating and studying the level of equity participation by our employees and executives. The Compensation Committee feels strongly that our employees and executives must have a greater equity stake in order to more closely align the interest of our employees and executives with our stockholders. Therefore, it is the intent of the Compensation Committee to recommend that our executives and employees be issued significantly more shares of our stock and options in the near future. It is anticipated that any such issuance of our additional equity to employees and executives will be performance based, and tied to the market value of our Common Stock.

     Base Salary. Base salary is designed primarily to be competitive with base salary levels in effect at high technology companies that area of comparable size and with which we compete for executive personnel. Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at comparable companies. Salaries for executive officers were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as salaries for similar positions at comparable companies.

     Cash Performance Awards. Management believes that cash performance awards, such as bonuses, should be tied to achievement of performance goals established by the committee. On June 2, 2003 the board approved a bonus plan based on achieve certain levels of profitability. If the management team achieves earnings per share of $0.01 to $0.10 per share then eight senior managers will split a total bonus pool ranging from $10,000 to $100,000 based on the level of profitability. The computation was tied to profitability to directly tie the employee bonuses to goals that will enhance shareholder value.

     Stock Options. In order to link the interests of our stockholders and senior management, we issue stock options. We believe that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure our success. Stock options generally have value for executive officers only if the price of our Common Stock increases above the fair market value of a share of Common Stock on the grant date and the officer remains in our employ for the period required for the options granted to such person to vest.

     The number of shares subject to stock options granted is within the discretion of the Compensation Committee. In determining the size of stock option grants, the Compensation Committee considers the officer's responsibilities, the expected future contribution of the officer to the Company's performance and the number of shares, which continue to be subject to vesting under outstanding options. For 2003, options were granted to the executive officers based on their positions and a subjective assessment of individual performances. Stock options typically have been granted to executive officers when the executive first joins the Company. At the discretion of the Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock.

     Compensation for the Chief Executive Officer. Mr. Seidel's base salary for the year 2003 was determined by the employment agreement we assumed with Mr. Seidel. The Compensation Committee believes that the employment agreement terms are in a manner consistent with the factors described above for all executive officers.

     Internal Revenue Code Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. In general, it is the Committee's policy to qualify, to the maximum extent possible, executives' compensation for deductibility under applicable tax laws.

Stock Options

     We established the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan is intended to provide the employees and directors of the Company with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The 1998 Plan provides for the grant of options to directors and employees (including officers) of the Company to purchase up to an aggregate of twenty percent (20%) of the number of shares of Common Stock in the capital of the Company issued and outstanding from time to time less any shares of Common Stock reserved, set aside and made available pursuant to the terms of the Company's employee share purchase plan (the "Share Purchase Plan") and pursuant to any options for services rendered to the Company. The number of shares of Common Stock subject to options granted to any one person under the Plan, the Share Purchase Plan and options for services rendered to the Company may not at any time exceed five percent (5%) of the outstanding shares of Common Stock. The 1998 Plan is currently administered by the Board of Directors. The Board determines, among other things, the persons to be granted options under the 1998 Plan, the number of shares subject to each option and the option price.

     The 1998 Plan allows the Company to grant Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of NQSO's may not be less than the fair market value of the Common Stock on the date of grant. Options may not have a term exceeding ten years. Options are not transferable, except upon the death of the optionee.

     During the fiscal year ended July 31, 2003 we issued 808,000 options to employees in accordance with the 1998 Plan. In addition, 100,000 options were granted to board members.

     All of these options are subject to vesting and are exercised at the current market price of our stock as of the date of issuance. We have the right to increase the total amount of options, which may be issued so long as total outstanding options do not exceed 15% of the number of our fully diluted outstanding shares of Common Stock. Furthermore, in lieu of paying cash bonuses, the employees may be issued shares of our Common Stock at the then fair market value in an amount not to exceed 50% of that employee's base salary. All of the options we have issued are subject to immediate vesting and are exercisable in the event of a change of control, which is defined as a sale of substantially all of our assets or a merger in which we are not the surviving entity.

     As of September 30, 2003, we have issued, or reserved for issuance, 7,137,852 shares of our Common Stock relating to outstanding options and warrants which are categorized as follows:

Options issued to Directors                                 1,471,000 (1)

Options issued to Chief Executive Officer                     547,500 (2)

Options issued in connection with acquisition of PEC          130,000 (3)

Options issued to Employees                                 2,484,538 (4)

                                       15

Options issued to Consultants                                  86,429 (5)

Options Outstanding prior to eAutoclaims.com merger             4,000

Warrants relating to debentures                             1,150,000 (6)

Warrants relating to private placement                        220,000 (7)

Purchaser's Warrants                                          780,000 (8)

Agent's Warrants                                              264,385 (9)
                                                           ----------

                           Total                            7,137,852
                                                            =========

(1) The options issued to our directors have strike prices ranging from $0.01 to $5.06 and are exercisable through April 9, 2011. See "Directors and Executive Officers-Directors Compensation".

(2) Mr. Seidel currently owns the following options with the following terms:

                          Strike                  #
         # of Options     Price             Vested         Expiration Date

           32,500         $2.00               32,500           4/24/05
         100,000          $1.22             100,000            12/4/05
           40,000         $1.01               40,000           1/10/06
           40,000         $2.00               40,000            2/2/06
           20,000         $1.26               20,000            3/2/06
           50,000         $0.69               50,000           9/18/06
           75,000         $0.55               75,000           3/27/07
           40,000         $0.15                    0          12/21/07
           50,000         $0.10                    0            4/7/08
           25,000         $0.21                    0           5/16/08
           25,000         $0.39                    0           6/15/08
           25,000         $0.52                    0           7/25/08
           25,000         $0.32                    0           8/29/08
         --------                           --------
         547,500                            357,500
         =========                          =======

         During fiscal year ended July 31, 2003, Mr. Seidel exercised 677,504 options at a strike price of $.01. See "Executive Compensation" and "Directors and Executive Officers -
         Employment Contracts and Other Matters".

(3) 65,000 options immediately exercisable at $2.00 per share were issued to each of Randall K. Wright and Reed Mattingly. See "Executive Compensation - Employment Contracts and Other
         Matters".

(4) Represents options issued to our employees at exercise prices ranging from $0.01 to $3.38. 1,338,504 shares of these options are currently exercisable. The remaining options vest over a three year term. On December 21, 2002, 598,000 options were granted to various employees with an exercise price of $0.15 per share. Another 85,000 shares were issued to three employees with a strike price ranging from $0.13 to $0.30 per share. All these shares vest over three years with a term of 5 years.

(5) 65,000 of these options are held by our Chairman, Mr. Dickson, and are immediately exercisable at $2.00 per share. See
         "Certain Relationships and Related Transactions". The other 21,429 options were given to a public relations consultant with an exercise price of $0.49 per share.

(6) Represents warrants issued to the agents of the debenture investors, exercisable at $0.63 per share, with a term of 10 years.

(7) Represents warrants issued to purchasers of common stock on June 17, 2002 with an exercise price of $0.75 per share, with a term of 5 years.

(8) Represents warrants issued to the purchasers of our Series A Preferred Stock. Of these warrants, 300,000 are exercisable at $3.00; 90,000 are exercisable at $1.4625; 90,000 exercisable at $3.33; and 300,000 are exercisable at $2.60. See "Market for Common Equity and Related Stockholder Matters - Preferred Stock and Related Warrants".

(9) Represents warrants issued to Thomson Kernaghan and Greenfield Investments, as Agents, exercisable at $4.50. See "Market for Common Equity and Related Stockholder Matters - Preferred Stock and Related Warrants".

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of outstanding options, warrants, and rights to purchase shares of our common stock as of September 30, 2003.


                                                                              (c)
                                                                     Number of Securities
                     Number of Securities        (b)               Remaining Available for
                       To be Issued Upon   Weighted Average       Future Issuance Under
                         Exercised of      Exercise Price of      Equity Compensation Plan
                     Outstanding Options,  Outstanding Options,     (Excluding Securities
Plan Category        Warrants, and Rights  Warrants, and Rights   Reflected in Column (a))
-------------        --------------------- --------------------------------------------

Equity Compensation
 Plans Approved by
 Stockholders (1)          2,624,218             $0.95                  907,112 (4)

Equity Compensation
 Plans Not Approved by
 Stockholders (2) (3)      5,030,249              $023                      N/A
                           ---------

                  Total    7,654,467             $0.48
                           =========

 __________________________

(1) Includes options issued to our Chairman of the Board at $.01, and options issued to employees.
(2) Includes 3,000,000 shares that may be issued in connection with a change of control,
(3) Exclude 2,418,385 warrants issued to investors in connection with capital raising transactions not approved by our stockholders.
(4) Based on a Board of Directors imposed limit of 15%, not the 20% shown in the approved plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains information with respect to the beneficial ownership of our Common Stock as of September 30, 2003, by:

o  each person who we know beneficially owns more than 5% of our Common Stock;
o each of our directors and each individual who serve as our named executive officers individually; and
o  all of our directors and executive officers as a group.


Name and Address of                    Amount and Nature of      Percentage
Beneficial Owner (1), (14)              Beneficial Ownership      (2)(13)
--------------------------              --------------------    -----------
Eric Seidel (3)                               1,442,592             6.04%
Scott Moore (4)                                 264,750             1.12%
Reed Mattingly (5)                              386,832             1.63%
Dave Mattingly (6)                              111,038             0.47%
Jeffrey D. Dickson (7)                        1,175,550             4.79%
Nicholas D. Trbovich, Jr. (8)                   242,894             1.03%
Christopher Korge (9)                         1,841,431             7.46%
Canadian Advantage Limited Partnership        2,991,504            12.71%
(10)                                          1,137,330             4.83%
Advantage (Bermuda) Fund, Ltd. (11)           1,315,680             5.59%
Entrade, Inc. (12)

Directors and officers                        5,465,087            20.59%
as a group (10 persons) (13)

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, each such person is deemed to be the beneficial owner of shares of Common Stock held by such person on September 30, 2003, and any shares of Common Stock which such person has the right to acquire pursuant to securities exercisable or exchangeable for, or convertible into, Common Stock, within 60 days from such date. The address of each beneficial owner is in care of the Company, 110 East Douglas Rd, Oldsmar, Florida 34677.

(2) Based on 23,542,200 shares of Common Stock outstanding at the close of business on September 30, 2003. This amount excludes shares of our Common Stock underlying the conversion rights of our Series A Preferred Stock and excludes 7,137,852 shares reserved for outstanding options and warrants. 1,000,000 warrants issued to Mr. Korge were included (see note 9 below).

(3) 400,000 shares of our Common Stock were issued to Mr. Seidel as founder shares. He acquired 12,341 in open market purchases and exercised 777,504 of options granted to him by the company and transferred 104,753 shares to his ex-wife in a divorce. This amount also includes vested options to acquire 357,500 Common Shares at exercise prices between $0.55 and $2.00. This amount excludes options, which are not vested over the next 60 days, to acquire 190,000 Common Shares at an exercise price of $0.10 to $0.52, which vest through May 21, 2005. See "Executive Compensation - Employment Contracts and Other Matters".

(4) Mr. Moore's ownership consists of (i) 1,500 common shares acquired in open market purchase, (ii) 81,250 common shares acquired through exercising options at $.01 per share, and (iii) vested options to acquire up to 182,000 common shares at an exercise price between $0.55 and $2.69. This amount excludes unvested options for 145,000 common shares at exercise prices between $0.13 and $2.00, which vest through April 25, 2006. See "Executive Compensation - Employment Contracts and Other Matters".

(5) Mr. Reed Mattingly's ownership consists of (i) 64,000 of our common shares issued to him in connection with the Premier Express Claims, Inc. merger, (ii) the issuance of 125,701 shares in satisfaction of a promissory note plus interest related to the Premier Express Claims, Inc. merger,
     (iii) the exercise of options to acquire 40,000 shares at an exercise price of $.01, (iv) 25,463 shares of our common stock acquired by exercising options at a price of $0.01 per share, and (v) options to acquire up to 131,668 shares at exercise prices between $0.55 to $2.00. This amount excludes unvested options to acquire up to 88,332 common shares at exercise prices of $0.15 to $2.00, which vest through December 21, 2005. See "Executive Compensation".

(6) Mr. Dave Mattingly's ownership consists of (i) 25,000 of our common shares issued to him when he exercised his option to purchase 25,000 shares at $.01 per share, (ii) 1,500 shares that he purchased on the open market, (iii) the exercise of options to acquire 16,204 shares at an exercise price of $.01, and (v) options to acquire up to 68,334 shares at exercise prices between $0.55 and $3.38. This amount excludes unvested options to acquire up to 71,666 common shares at exercise prices of $0.15 to $2.00, which vest through December 21, 2005. See "Executive Compensation".

(7) Includes160,000 shares of our Common Stock issued to Mr. Dickson as founder shares and 18,550 shares acquired in the open market. Also includes options to acquire up to 900,000 shares of our Common Stock at $0.01 and 97,000 shares at a price between $0.90 and $5.06. See Directors and Executive Officers - Director Compensation".

(8) Mr. Trbovich, Jr.'s ownership consists of (i) 98,814 shares issued to him for his service on the board, (ii) 2,080 shares that he purchased on the open market, (iii) 10,000 shares owned by Mr. Trbovich's wife, of which he disclaims beneficial ownership, and
     (iv) options to acquire up to 132,000 shares at exercise prices between $0.36 and $5.06. This amount excludes unvested options to acquire up to 50,000 common shares at exercise prices of $0.13 to $0.45, which vest through July 31, 2004. See Directors and Executive Officers - Director Compensation".

(9) Mr. Korge's ownership consists of (i) 488,090 common shares relating to the conversion of $300,000 of our convertible debentures, which matured on September 30, 2001 at a conversion price of $0.63, (ii) 98,814 shares issued to him for his service on the board, (iii) 15,000 shares that he purchased on the open market, (iv) 107,527 shares purchased from the Company in August 2003, (v) warrants to acquire up to 1,000,000 shares of our Common Stock at a conversion price of $0.63 in connection with the issuance of our convertible debentures, and (vi) options to acquire 132,000 shares at exercise prices between $0.36 and $5.06 for services as a director. This amount excludes unvested options to acquire up to 50,000 common shares at exercise prices of $0.13 to $0.45, which vest through July 31, 2004. See Directors and Executive Officers - Director Compensation".


(10) Represents shares received upon the conversion of preferred shares in March 2002 as reported on a Schedule 13D on or about March 26, 2002. John Pennington has investment decision-making authority for this entity.

(11) Represents shares received upon the conversion of preferred shares in March 2002 as reported on a Schedule 13D on or about March 26, 2002. John Pennington has investment decision-making authority for this entity.

(12) Represents shares acquired privately in December 2001 as reported on a Schedule 13G filed on or about December 13, 2001.

(13) Includes outstanding options and warrants to acquire up to 3,000,502 shares of our Common Stock issued to our officers and directors, which are currently exercisable.

(14) Excludes warrants to acquire 641,220 shares of our common stock and excludes shares of our common stock currently held or relating to the conversion of our Series A Preferred Stock owned by Governor's Road, LLC. David Sims as the director of Navigator Management, which is the general partner of this fund, is the natural person who controls and has investment making decision authority over our securities owned by Governors Road, LLC and its affiliates. Mr. Sims disclaims beneficial ownership of all of these shares. Each of these entities has entered into an agreement which provides that such entity will not acquire any additional shares of our Common Stock in the open market or, convert our Series A Preferred Stock into the Common Stock or exercise warrants if the effect of such a purchase, exercise or conversion would be to increase such entity's equity ownership position above 4.9%. Accordingly, because it is not anticipated that any of these entities will acquire beneficial ownership within the next 60 days of shares of our Common Stock underlying warrants or conversion privileges of our Series A Preferred Stock such amounts are excluded from the above tables.

*     Less than .1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As a result of the eAutoclaims (Del.) merger, we assumed obligations under a Consulting Agreement with Jeffrey D. Dickson. This agreement was effective December 1, 1999 and is renewable on an annual basis. Mr. Dickson agreed to provide Mr. Seidel, our Chief Executive Officer, day-to-day advisory services concerning management, capitalization, corporate structure, organizational, industrial and regulatory issues. In addition, Mr. Dickson agreed to serve as our Chairman of the Board of Directors, as well as Chairman of our Audit and Compensation Committees.

     In consideration for these consulting services Mr. Dickson is entitled to an annual consulting fee of $100,000, payable every two (2) weeks. In addition, Mr. Dickson is entitled to a non-interest bearing $126,500 line of credit that was originally established in fiscal year 2000. As of July 31, 2003, $78,431 is still outstanding under this arrangement, after $30,000 of service credits as described above. Mr. Dickson is spending a substantial amount of his time dealing with administrative matters, investor relations and public relations. This frees up Mr. Seidel's time to focus on sales and marketing. The Company and Mr. Dickson have agreed that $3,000 per month of his consulting fee will be withheld by the Company and used to reduce the outstanding balance under the line of credit. No further borrowings will be made under this line of credit.

     We have entered into employment agreements with all of our senior management. For description of these employment agreements and related rights to our stock options, see "Executive Compensation - Employment Contracts and Other Arrangements."

     In fiscal year ended 2003 and 2002, we issued 412,521 and 234,277 shares, respectively, of our Common Stock to Michael T. Cronin, Esq., who is a partner in the law firm which serves as our corporate and securities counsel, in consideration for $118,525 and $105,040 of his services charged at normal hourly rates. All other charges incurred by us for other employees of his firm are paid in cash. As of July 31, 2003, all these common shares have been earned.

     In July 2001, we executed debenture agreements totaling $650,000. These debentures bear interest at Libor plus 3% and matured on September 30, 2001. Once these debentures mature they are converted to Common Stock at the lesser or
(i) $1.00 or (ii) 75% of the average of the closing bid price of our Common Stock in 30 trading days immediately preceding the conversion date, but in no event shall the floating conversion price be less than $0.75. A purchaser of $100,000 of these convertible debentures is the brother-in-law of Mr. Seidel. Investors who purchase $300,000 or more of the debentures have a conversion price equal to the lesser of (i) $.63 or (ii) 75% of the average of the closing bid price of our Common Stock in the 30 trading days immediately preceding the conversion date, but in no event shall the floating conversion price be less than $0.63. Holders of these convertible debentures are granted piggyback registration rights.

     Christopher Korge, one of our directors, purchased $300,000 of these debentures. Upon the September 30, 2001 maturity date, we converted the $300,000 face amount of debentures acquired by Mr. Korge into 476,190 shares of our Common Stock (a $0.63 conversion price). In consideration for Mr. Korge's purchasing and facilitating the placement of these debentures, we have agreed to issue Mr. Korge, or his assigns, warrants to acquire 1,000,000 shares of our Common Stock and Mr. Seidel's brother-in-law warrants to acquire 150,000 shares of our Common Stock, both at an exercise price of $0.63 per share.

     In connection with the issuance of shares of our Common Stock in August 2003, Christopher Korge, one of our directors acquired 107,527 shares at a fixed price of $.279 per share. In addition, the brother-in-law of Mr. Seidel, our CEO, acquired 35,842 shares at a fixed price of $.279.

Limitation of Directors Liability; Indemnification of Directors, Officers, Employees, and Agents

     Our articles of incorporation eliminate the personal liability of any director of our company to us or our stockholders for money damages for breach of fiduciary duty as a director or officer, to the fullest extent allowed by the General Corporation Law of Nevada, or NGCL. Under the NGCL, directors and officers will not be individually liable to us or our stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. The effect of these provisions in our articles of incorporation is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover money damages from a director for all actions or omissions as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. These provisions do not limit or eliminate our rights or the rights of our stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

     Our articles of incorporation require us to indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director of our company, to the fullest extent allowed by the NGCL. This indemnification is mandatory with respect to directors in all circumstances in which indemnification is permitted by the NGCL, subject to the requirements of the NGCL. In addition, we, in our sole discretion, may indemnify and advance expenses, to the fullest extent allowed by the NGCL, to any person who incurs liability or expense by reason of such person acting as an officer, employee, or agent of our company, except where indemnification is mandatory pursuant to the NGCL, in which case we are required to indemnify to the fullest extent required by the NGCL.

Report of the Audit Committee

     The Board of Directors has appointed an Audit Committee, which consisted of three directors during fiscal 2003. A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit "A".

     The primary responsibility of the committee is to oversee our (a) financial reporting process on behalf of the board of directors, (b) system of internal accounting and financial controls, (c) outside auditors' independence and performance, and (d) compliance with any legal compliance and ethics programs as may be established from time to time by the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability of the company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No.
1. The committee also discussed with the independent auditors the auditors' independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

     The committee discussed with our independent auditors the overall scope and plans for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held four meetings during fiscal 2003.

     Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended July 31, 2003 for filing with the Securities and Exchange Commission. The committee and the board of directors also have recommended the selection of the independent auditors.

     Management of the Company is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is not the Committee's duty or the Audit Committee's responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee are accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the members have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

     The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

November 13, 2003                Christopher Korge, Chairman
                                 Nicholas D. Trborich, Jr.
                                 Jeffrey D. Dickson

PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     The Company's Board of Directors has appointed Goldstein Golub Kessler LLP as independent accountants to audit the financial statements of the Company for the year July 31, 2004. The Company has not had any changes in or disagreements with its independent accountants or accounting or financial disclosure issues. The Board of Directors recommends a vote FOR the ratification of the appointment of Goldstein Golub Kessler, LLP as the Company's independent certified public accountant for fiscal year 2004.

Compensation of Auditors

     Audit Fees. Goldstein Golub Kessler LLP billed the Company an aggregate of $83,500 in fees and expenses for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended July 31, 2002 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended July 31, 2003.

     Financial Information Systems Design and Implementation Fees. Goldstein Golub Kessler LLP did not provide the Company any professional services for financial information systems design or implementation for the fiscal year ended July 31, 2003.

     All Other Fees. Goldstein Golub Kessler LLP billed the Company an aggregate of $23,444 in fees and expenses during the year ended July 31, 2003, primarily for the following professional services:

     Audit related services                       $18,444 (1)
     Taxes                                        $ 5,000

(1) Audit related services include due diligence investigations related to the Company's acquisitions, registration statements and related offerings, accounting advice and other audits, including benefit plans.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR OUR NEXT ANNUAL MEETING

     Stockholders are entitled to present proposals for action at our 2004 Annual Meeting of Stockholders if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented for consideration at the Company's 3004 Annual Meeting of Stockholders must be received by the Company no later than July 31, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities and Exchange Commission, in order that they may be considered for inclusion in the Information Statement and form of proxy relating to that meeting.

                            EXPENSES OF SOLICITATION

     The Company will bear the expenses of preparing and mailing this consent material, as well as the cost of any required solicitation. In addition to this solicitation of consents, the officers, directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit consents by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

                                       BY ORDER OF THE
                                       BOARD OF DIRECTORS


                                       Jeffrey D. Dickson
                                       Chairman of the Board

November 13, 2003
Oldsmar, Florida
                              eAUTOCLAIMS.COM, INC.
               CONSENT BY STOCKHOLDER TO ACTION WITHOUT A MEETING

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EAUTOCLAIMS.COM, INC.

         The undersigned, a stockholder of record of eAutoclaims.com, Inc. on October 31, 2003, hereby consents, pursuant to Section 78.320 of the Nevada Revised Statutes, with respect to all shares of common stock, par value $.001 per share, of eAutoclaims.com, Inc. held by the undersigned and as indicated below, to the following actions without a meeting, without prior notice and without a vote.

     THE COMPANY STRONGLY RECOMMENDS THAT THE STOCKHOLDERS CONSENT TO THE FOLLOWING RESOLUTIONS:

                             PLEASE MARK YOUR VOTES.

                                1. FOR [ ] or WITHHOLD [ ] Election of the
                                   directors as nominated by Management:

                                            Jeffrey D. Dickson
                                            Eric Seidel
                                            Christopher Korge
                                            Nicholas D. Trbovich, Jr.

                                   If you wish to withhold your consent for any individual nominee, strike a line through that nominee's name in the list at right.

                                2. FOR [ ] or WITHHOLD [ ] Appointment
                                   of the firm of Goldstein Golub
                                   Kessler LLP as the Company's
                                   independent auditors in the fiscal
                                   year 2004

                                   PLEASE SIGN, DATE AND RETURN THIS CONSENT
                                   PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   PLEASE SIGN BELOW EXACTLY AS NAME APPEARS
                                   ON THIS CONSENT. If shares are registered in more than one name the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees' guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. MAKE SURE THAT THE NAME ON YOUR CERTIFICATE(S) AND THE NUMBER OF SHARES ARE EXACTLY AS YOU INDICATE BELOW.


                                   -------------------------
                                   Number of Common Shares



                                   ---------------------------------------------
                                   Signature



                                   ---------------------------------------------
                                   Print Name



                                   ---------------------------------------------
                                   Dated



                                   ---------------------------------------------
                                   Signature (if held jointly)



                                   ---------------------------------------------
                                   Title or authority, if applicable

                                    *THIS IS YOUR CONSENT CARD*

                       CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                              eAutoclaims.com, Inc.
            as adopted November 12, 2003, effective January 31st, 2004

The purpose of the audit committee is to provide assistance to the board of directors in fulfilling its oversight of (a) the integrity of our financial statements and financial reporting, (b) the integrity and effectiveness of our disclosure and internal controls, (c) our compliance with applicable law, regulatory requirements and our Company's code of conduct and other compliance policies and (d) the independence, qualifications and performance of our external auditors The Committee relies on the expertise and knowledge of management and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate and in accordance with Generally Accepted Accounting Principals (GAAP). The public accounting firm is responsible for auditing the Company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with GAAP, to conduct investigations, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls.

Responsibilities of the Committee

   Oversight of Integrity of Financial Statements and Financial Reporting

Financial Statements: The audit committee reviews with management and external auditors our annual and quarterly financial statements prior to the filing of each annual or quarterly report. This review includes matters required to be reviewed under legal and regulatory requirements. In reviewing the annual and quarterly reports, the committee reviews the process for quarterly certifications by the chief executive and chief financial officers of the Company.

Reporting Issues: The audit committee reviews with management and external auditors significant financial reporting issues and judgments made in connection with the preparation of financial statements, including: critical accounting policies, major issues regarding accounting and auditing principles, major accounting policy changes, any audit problems and management's responses, the effect of regulatory and accounting initiatives, any off-balance sheet financing structures, any unusual methods of acquiring or holding interests in other entities and the effect of alternative GAAP methods on our financial statements.


   Oversight of Integrity and Effectiveness of Disclosure and Internal Controls

Review of Disclosure Committee Activity: The audit committee reviews with management and external auditors the processes employed by our Company to ensure our disclosure and internal controls are effective.

Internal Controls: The audit committee reviews with management management's opinions relating to the design and effectiveness of disclosure and internal controls, recent evaluations of the adequacy of these controls, whether or not management is aware of any significant deficiencies in the design or operation of our internal controls, instances of fraud involving management or other employees having a significant role in our internal controls and significant changes made relating to these controls. The committee also advises management on the scope of external auditor review of disclosure and financial controls policies and procedures, including the adequacy of these reviews, their material findings and managements' responses.

   Oversight of Compliance Program

Compliance Program: The audit committee reviews the effectiveness of our Company's system for monitoring compliance with laws, regulations and our compliance policies, including our code of conduct. This includes regular reviews of our compliance policies, the material risks and related processes being monitored, relevant training, compliance activity and management follow-up and disciplinary actions relating to compliance issues. The committee also reviews and evaluates the processes used by the Company to communicate our code of conduct and other compliance policies to all associates and to inform associates of the mechanisms available to them for reporting concerns.

Management Reports: The audit committee discusses with management the status and results of significant management investigations into compliance-related issues. It also receives reports from the general counsel regarding significant legal and compliance matters, including material litigation, other potentially material contingent liabilities and material reports or inquiries received from regulators or governmental agencies.

   Oversight of External Auditor

Selection: The audit committee selects, evaluates and, when appropriate, replaces our external auditor. It is responsible for establishing a clear understanding with management and the external auditor that the external auditor is ultimately accountable to the audit committee.

Controls: The committee or its Chairperson approves the annual budget for all audit and non-audit, tax services to be provided. The audit committee pre-approves all engagements of the external auditor to provide non-audit services. The committee's general policy is to restrict the engagement of the external auditor to the provision of audit and tax-related services. The committee will not approve the external auditor to be the provider of the following non-audit services (as interpreted by the SEC): bookkeeping and other services related to our accounting records or financial statements; financial information systems design and implementation; appraisals or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser or investment banking services; legal services or expert services unrelated to the audit; and any other services determined by law to be prohibited. The audit committee will ensure that the lead and reviewing partners assigned to our Company's audit are rotated no less frequently than every five years.


Membership of the Committee

The membership of the Committee shall consist of at least two directors who are generally knowledgeable in financial and auditing matters. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member's independence. The Chairperson shall be appointed by the full Board.


Meetings of the Committee

Meetings: The audit committee meets at least four times each year in conjunction with the board of directors meetings. In addition, at or immediately prior to each of those meetings, the committee reviews the proposed Form 10-KSB or 10-QSB filing and associated earnings release.


Management Staffing: The primary senior management liaison to the audit committee is the CFO. The CEO is also invited to all committee meetings. No other directors or members of Company management attend committee meetings other than pursuant to the express invitation of the chair of the audit committee.


Authority of the Committee

Authority and Delegation: With regard to all matters described in this charter as being within the authority of the audit committee, rather than those matters in which the committee makes recommendations to the board of directors, the committee has the full power and authority to act on behalf of the board.

Outside Advisors: The audit committee has the authority to retain legal, financial or other advisors as it deems appropriate. In the event the committee determines in its sole authority to retain any such advisors, the committee has the sole authority to approve the firm's scope of assignment, fees and other terms of retention.

                                2